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                                                                      Exhibit 21
                                                                      ----------

                             List of Subsidiaries

Name of Subsidiary                                 Place of Incorporation
------------------                                 ----------------------

Adaptive Broadband Foreign Sales Corporation       Barbados, West Indies

Adaptive Broadband Limited                         England and Wales

Adaptive Broadband Company Limited                 Ireland

                                      66.